OFFICE LEASE
                                    between
                                LPC OF S.C., INC
                   (a Subsidiary of The Liberty Corporation)
                                    LANDLORD
                                      and
                           Trico Envirometrics, Inc.
                                     TENANT
                             4055 Faber Place Drive
                        The Executive Park at Faber Place
                         No. Charleston, South Carolina



                                      Date:

                                  OFFICE LEASE

     LEASE made this/ day of January, 1996, by and between LPC of S. C., Inc. , a corporation organized and existing under the laws of the State of South Carolina (hereinafter called "Landlord"), and Trico Envirometrics. Inc. (hereinafter called "Tenant").

                                   WITNESSETH:

     1. Demised Premises. Landlord. for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, Suite 201 (inclusive of Suite 210) the space (hereinafter referred to as the "Demised Premises" and more particularly delineated on the floor plans annexed hereto as Exhibit "A"), consisting of approximately 9,094 square feet of rentable space (which includes the area outlined in Exhibit "A" Tenant's proportionate share of common areas) on the second floor of the commercial office building located at 4055 Faber Place Drive in Executive Park at Faber Place in North Charleston. South Carolina. The office building and adjacent land (consisting of approximately 4.5 acres) on which it is situated is referred to hereinafter as the Building. Landlord and Tenant agree that the Total Rentable Space in the Building is 54.270 rentable square feet.

     2. Term.

     A. Duration. This Lease shall become fully effective and rent shall begin to accrue on February 1, 1996, (the "Rent Commencement Date") and further outlined on Exhibit "B" attached hereto and made a part hereof. The Lease Term shall commence on the Rent Commencement date, except that the Lease Term shall commence on the first day (the "Term Commencement Date") of the first calendar month following the rent commencement Date if the Rent Commencement Date is 'other than the first day of a calendar month. The Lease Term shall continue for a period of Three (3) years unless extended or sooner terminated as herein provided. The Lease Term shall expire at midnight of the last day of the last month of the Lease Term. If Landlord has not delivered possession of the Demised Premises to Tenant by said Rent Commencement Date, the Rent Commencement Date and Term Commencement Date shall be the date such possession is actually delivered. Provided. however. that if possession has not been delivered by the thirtieth day after the Rent Commencement Date specified above, Tenant may cancel this lease at any time before possession is actually delivered. by giving Landlord written notice thereof

     B. Memorandum. 'When the date of commencement of the term of this Lease is established, Landlord shall prepare and deliver to Tenant and Tenant shall promptly execute and acknowledge a memorandum in form substantially as set forth in hereto, containing the information set forth in said Exhibit. which. when executed. shall be incorporated herein by reference.

     3. Minimum Rent.


     A. Minimum Rent shall accrue during the term at the annual rate specified in Exhibit "B" hereto.

     Such Minimum Rent shall be payable in advance. in equal monthly installments of one twelfth (1/12th) of the annual amount, the installment for the first full calendar to be payable upon execution of this Lease and subsequent installments to be payable on the first day of each successive month of term hereof following the first month of such term.

     B. If the Rent Commencement Date of this Lease falls on a day other than the first day of rent a month, Minimum Rent from such day until the first day of the following month shall be prorated (on the basis of the number of days during the first month) and shall be payable, in advance, on the Rent Commencement date. In such event, the installment of rent paid at execution hereof shall be applied to the due for the first full calendar month of the term hereof

     C. Tenant hereby covenants and agrees to pay when due all Minimum Rent, Additional Rent and other sums due to Landlord hereunder at such address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set- of, counterclaim or abatement for any reason.

     D. If Landlord, at any time or times. shall accept said rent or any other sum due to it hereunder after the same shall become due and payable. such acceptance shall not excuse delay upon subsequent occasions or constitute, or be construed as, a waiver of any Landlord's rights hereunder.

     E. All sums payable by Tenant under this Lease, whether or not stated to be Minimum Rent or Additional Rent. shall be collectible by Landlord as Additional Rent, and on default in payment thereof Landlord shall have the same rights and remedies as for failure to pay rent (without prejudice to any other right or remedy available therefor).

     F. Late Charge. Landlord may impose a late charge, due on demand. of not more than five (5%) percent of any installment of Base Rent that is not received within five (5) days after it is due. Any such late charge is in lieu of interest on such installment, but it otherwise is in addition to, and does not waive, limit, or otherwise impair, any other right or remedy of Landlord.

     4. Rent Adjustment, Increment in Taxes and Operating.- Expenses.

     A. Definitions. As used in this Paragraph 4. the followin2 terms shall be defined as hereinafter set forth:

     (I.) "Taxes" shall mean all taxes, assessments. and charges levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof. Taxes shall include. without limitation. all general real property taxes and general and special assessments. charges, fees. or assessments for sit, housing, police, fire or other governmental services or purported benefits to the Building, service payments in lieu of taxes. and any tax. fee, or excise on the act of entering, into this Lease or any other lease of space in the Building-, on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the State of South Carolina or any political subdivision, public corporation, district, or other political or public entity. Taxes shall also include any other tax, fee, or other excise, however. described, that may be levied or assessed as a substitute for or as an addition to, in whole or in part, any other Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation, any such tax is levied or assessed against Landlord as a substitute for or as an addition to, in whole or in part, any other tax that would otherwise constitute a property tax. Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine. or reduce Taxes.

     (2.) "Operating Expenses" shall include all expenses, costs and charges paid or incurred by Landlord for the management, operation, maintenance and repair ("repair" as used in connection with operating expenses shall not include alterations or other capital expenditures made by Landlord. but shall include the cost of any capital improvements made that were required under any governmental law or regulation that was not applicable to the premises at the time of delivery of possession of the Demised Premises to Tenant) of the Building as a first class office building and shall include. but not be limited to. the following:

     a. Salaries or wages and fringe benefits and related costs for the services of Landlord's employees performing services required in connection with the operation. repair and maintenance of the Building; on a regular basis including:

     (i) watchmen and persons engage d in patrolling and protecting the Building;

     (ii) carpenters. engineers. architects, mechanics. electricians, painters and plumbers engaged in the operation, repair and maintenance of any part of the Building, the plazas and sidewalks around the Building and the heating, air-conditioning, ventilating, plumbing, electrical, elevator and other such systems of the Building.

     (iii) such other personnel employed from time to time in order to properly maintain and operate the Building; and

     (iv) personnel engaged exclusively in supervision of any of the persons mentioned above.

     b. The cost of materials and supplies used in the operation, repair and maintenance of the Building.

     c. The cost of replacement for tools and equipment used in the operation. repair and maintenance of the Building.

     d. The costs incurred by Landlord for building management and reasonable legal, accounting or other professional fees incurred in connection with the operation of the Building.

     e. Amounts charged to Landlord by contractors for services. materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, and the heating, air-conditioning, ventilating, plumbing, electrical. elevator and other systems of the Building.

     f. Amounts charged to Landlord by contractors for window cleaning, and cleaning, janitorial and landscaping maintenance services in about the Building.

     9. Premiums paid by Landlord for All Risk Insurance for the Building, including, without limitation, fire insurance, with such extended coverage, vandalism and malicious mischief coverage. and rent insurance coverage. of the type and character usually carried by landlords of similar first class buildings and premiums paid for comprehensive general public liability insurance against claims for bodily or other personal injury, death or property damage, and if carried by Landlord, boiler and machinery insurance and war risk insurance. and such other insurance as may from time to time be reasonably require d by Landlord to protect Landlord against other insurable hazards, which at the time are commonly insured against in the case of premises similar to the Building.

     h. Water and sewer charges.

     i. Utility Costs for the operation. maintenance and repair of the Building. The term "Utility Costs" shall include Landlord's annual expenses for the operation and maintenance of the Building and the Office Space with respect to utility charges for furnishing, heat, air conditioning, electricity, water. sewage. gas, garbage removal, etc. If the final lease year (to include renewals) during which escalation may occur shall contain less than twelve months. the increases hereunder shall be prorated. the Tenant's obligation to pay such increase to survive the expiration of the Lease (and renewal) term.

     Any other expense or charge which, in accordance with sound accounting and management principles generally accepted with respect to first class buildings in Charleston, SC area would be construed as an operating expense.

     Operating expenses shall be "net only". and for that purpose shall be reduced by the amounts of any reimbursement. credit. recoupment. discount. or allowance actually received by Landlord in connection with such expenses.

          The following items shall be excluded from Operating Expenses:

          (i) Labor Costs in respect of officers and executives of Landlord or individual partners of a successor of Landlord if such successor be a partnership;

          (ii) Any insurance premium to the extent that Landlord is reimbursed for such premium (other than by Additional Rent payments);

          (iii) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated;

          (iv) The cost of any additions to the Building subsequent to the date of original construction or any alterations or refurbishing of space leased to other tenants of the Building.

          (v) "Tenant's Share" means a pro rata portion which is a percentage calculated by dividing the number of rentable square feet in the Demised Premises by the Total Rentable Square feet in the Building, as set forth in
     Article 1.

          B. Payment of Tenant's Share

          (1.) Tenant's Share of Taxes and Operating Exi2enso. For and with respect to each calendar year within which the term of this Lease (and any renewal or extension thereof) falls, during which the total of "Operating Expenses" and the "Taxes" as hereinabove defined exceeds Four ($4.00) Dollars per rentable square foot of Building- space per annum (the "Operating Expense Base"), there shall accrue as Additional Rent Tenant's Share of such excess Taxes and Operating Expenses for such year. Such Additional Rent shall be prorated on a per them basis for any partial calendar year included within the beginning and end of the term. For purposes of this Paragraph 4B (I.), any assessment upon which Tenant's Share of Taxes is based shall be deemed to be the amount initially assessed until such time as a refund, rebate or increase, if any (retroactive or otherwise), shall be finally determined to be due. and upon such final determination, Landlord shall promptly notify Tenant of the amount, if any. due to Tenant or Landlord. as the case may be. as a result of the adjustment, and appropriate payment to Landlord or Tenant, as the case may be. shall thereafter be promptly made. Landlord shall have no duty to Tenant to contest. appeal or otherwise challenge any Taxes. In the event of any reduction in Taxes by reason of legal or other action taken by Landlord in contest of same. there shall be added to and be deemed a part of the Taxes in question the amount of Landlord reasonable legal and other costs and expenses in obtaining- the reduction (but not an amount in excess of the tax saving for one year).

          Time and Manner of Payment. Prior to the end of each calendar year during the Term (and any renewal period), Landlord shall deliver to Tenant a statement setting forth the amount by which the Operating Expenses and Taxes are projected to exceed the Operating Expense Base. During, each month of the ensuing calendar year, Tenant shall pay to Landlord as Additional Rent, contemporaneously with payment of Minimum Rent, an amount equal to one-twelfth (1/12) of Tenant's Share of such excess.

          (3.) Tax and Operating- Expense Statements. On or about April I following the end of each calendar year, or at such later time as Landlord may be able to determine the actual amounts of Taxes and Operating Expenses for the calendar year last ended, Landlord shall notify Tenant in writing of such actual amounts. If the actual amounts exceed the amounts paid by Tenant as Additional Rent on account thereof in the calendar Year last ended, Tenant shall, within thirty (30) days of receipt of such notice, pay to Landlord Tenant's Share of such excess. If the actual amounts of Taxes and Operating Expenses for the calendar year last ended are less than the amounts paid by Tenant in the calendar year last ended, then Landlord shall credit such excess to installments of rent payable after the date of Landlord's notice until such credit is exhausted. No interest or penalty shall accrue to Tenant on any amounts which Landlord may be obligated to credit or pay to Tenant by reason of this paragraph.

          C. Survival After Termination. If. upon termination of this Lease for any cause, the amount of any Additional Rent due pursuant to this Paragraph 4 has not yet been determined, Tenant shall pay Landlord an estimated amount of Additional Rent as determined by Landlord based upon the preceding year's Additional Rent, and an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made promptly after such determination.

          5. Use of Demised Premises. The Demised Premises shall be used by Tenant as a business or professional office and for no other purposes without the prior written consent of Landlord. Tenant will not use the Demised Premises for the purpose of retail sales. Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them or use or allow the Demised Premises to be used for any improper, immoral. unlawful or objectionable purpose nor shall Tenant cause. maintain. or permit any nuisance in, on, or about the Demised Premises, or commit or suffer to be committed any waste in. on or about the Demised Premises. Tenant shall occupy the Demised Premises during the term and use it for the uses permitted herein.

          . Improvement of the Demised Premises. Landlord's standard finish in the Demised premises for Tenant shall be limited to the items set forth in Exhibit A- I attached hereto. It shall be presumed that all work performed by or on behalf of Landlord as required herein was satisfactorily performed in accordance with, and meeting the requirements of. this Lease. unless within sixty (60) days after delivery of possession of the space to Tenant and completion of such work Tenant shall notify Landlord, in writing, of the specific deficiencies.

          7. Services. The following provisions relating to Building services shall be applicable:

          A. HVAC. Landlord shall furnish heat, ventilation and air-conditioning to the Demised Premises Monday through Friday from 8:00 a.m. to 6:00 p.m., and 8:00 a.m. to 1:00 p.m. Saturdays, holidays (meaning New Year's Day, Memorial Day, July 4th. Labor Day, Thanksgiving Day, Christmas Day or such days as are customarily designated for observance of such days) excepted. Heat and conditioned air required by Tenant at times other than those mentioned above shall be supplied upon reasonable prior notice, and shall be paid for by Tenant, promptly upon billing, at such rates as Landlord shall from time to time establish therefor. The heating and air-conditioning systems intended to service the Demised Premises have been designed to be capable of providing comfortable occupancy for normal office use. Any additional or supplementary heating or cooling systems required or desired by Tenant and approved by Landlord shall be installed at Tenant's cost in accordance with the provision of paragraph 6 hereof The furnishing of heat and conditioned air shall be subject to any statute, ordinance. rule, regulation. resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization which Landlord shall be required to abide by, or in good faith may elect to abide with.

          B. Access. Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to the compliance with such security measures as shall from time to time be in effect for the Building.

          C. Janitorial. Landlord shall provide janitorial services to the Demised Premises as specified on Exhibit "E" annexed hereto. Any and all additional or specialized janitorial service desired by Tenant may be contacted for by Tenant directly with Landlord's janitorial agent, and the cost and payment therefor shall be and remain the sole responsibility of Tenant. Tenant shall not place nor store any trash or other refuse matter or debris in any corridors or common areas of the Building,. unless in receptacles provided therefor by Landlord.

          D. Repairs. Landlord shall be responsible for making structural repairs to the Building, for maintaining the Building roof and exterior. and for making repairs to systems, facilities and equipment located outside of but furnishing service to the Demised Premise. In the event that any such repair is required by reason of the negligence or abuse of Tenant or its agents. employees. invitees or of any other person using the Demised Premises with Tenant's consent, express or implied. Landlord may make such repair and add the cost thereof to the first installment of rent which will thereafter become due, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds. All other repairs of every type and nature including those to windows, plate glass and doors. excluding repairs required by reason of acts of God. latent defects in and settlement of the Building-. shall be Tenant's sole responsibility,

          E. Common Areas. Landlord shall keep and maintain the common areas and facilities of the Building clean and in good working, order.

          F. Lighting. Landlord will provide replacement of Building standard lighting tubes, bulbs and ballast's.

          G. Electricity. Landlord shall furnish the Demised Premises with electric current for lighting and normal office use and for heating and air-conditioning. Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than typewriters, adding machines. reproduction machines. and other machinery and equipment using I 10 voltage normally used in modem offices, without first obtaining the prior written consent of the Landlord. Landlord may condition such consent upon the payment by Tenant of Additional Rent as compensation for the additional consumption of electricity occasioned by the operation of said equipment or machinery. Landlord may require that special. high electricity consumption installations of Tenant (such as mainframe computer or reproduction facilities) be separately submetered for electrical consumption, at Tenant's cost. In such case. Tenant shall pay for such metered consumption based upon the retail rate (including all applicable taxes and adjustment charges) which Tenant would have paid had Tenant purchased such electricity directly from electric utility company.

          8. Limitation Regarding Services. Landlord reserves the right, without any liability to Tenant and without being in breach of any covenant of this Lease, to interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, or other Building systems serving the Demised premises, or the rendition of any of the other services required of Landlord under this Lease. whenever, and for so long as may be necessary by reason of accidents. emergencies. strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies. or by reason of any other cause beyond Landlord's reasonable control, including without limitation. mechanical failure and governmental restrictions on the use of materials or the use of any of the Building- systems. In each instance, however, Landlord shall exercise reasonable diligence to eliminate the cause of interruption and to effect restoration of service. and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such interruption. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of the Tenant be affected or reduced by reason of the interruption. stoppage or suspension of the Building systems or services arising out of the causes set forth in this paragraph.

          9. Care of the Demised Premises. Tenant agrees that it shall comply with the following requirements:

          A. Governmental Requirements. Tenant shall at all times comply with any and all Federal, state and local statues. regulations, ordinances. and other requirements, of any of the constituted public authorities and of all insurance underwriters, relating- to its use and occupancy of the Demised Premises.

          B. Access. Tenant shall give Landlord access to the Demised Premises at all reasonable times, without charge or diminution of rent. and upon reasonable prior notice (except that no prior notice shall be required in an emergency), to enable Landlord: (1) to examine the same and to make such repairs. additions and alterations as Landlord may be permitted or required to make hereunder or as Landlord may deem advisable for the preservation of the integrity. safety and good order of the Building or any part thereof. and (2) to show the Demised Premises to prospective mortgages and purchasers and, during the twelve (12) month period prior to expiration of the term hereof. to prospective tenants. Except in the case of emergency, and, such repairs. additions and alterations made by Landlord in the Demised Premises shall be made during nonbusiness hours and in such manner as not to unreasonably interfere with the conduct of Tenant's business. unless required by virtue of Tenant's negligence or fault.

          C. Condition. Tenant shall keep the Demised Premises and all installations and systems therein in safe. good order and condition generally and except for such structural repairs as are Landlord's obligation under this Lease, Tenant shall, at its own cost. make all repairs and replacements to the Demised Premises of every type and nature, ordinary and extraordinary, foreseen or unforeseen, as are necessary to maintain same in such safe, good order and condition. excluding repairs required by reason of acts order of God, latent defects and settlement of Building.

          D. Surrender. Upon the termination of this Lease for any cause whatsoever, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as at the inception of the term of this Lease (or in such condition as the same hereafter may be improved by Landlord or Tenant), reasonable wear and tear, damage by fire or other casualty and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant at the termination of this Lease shall be considered abandoned and Landlord may, upon ten (IO) days' notice to Tenant. treat the same as its own and use, dispose of and/or store the same as it deems expedient, the cost of disposal or storage to be charged to Tenant.

          E. Tenant shall not place. paint or display signs lettering. logo or advertising matter on the exterior or interior of the Building except with the prior written approval of the Landlord.

          F. Care, Insurance. Tenant shall not overload, damage or deface the Demised Premisesor do any act which might make void or voidable any insurance on the Demised Premises or the Building, or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding, this subparagraph. Landlord shall have the right to collect from Tenant upon demand, any such increase or extra premium).

          G. Alterations: Additions. Tenant shall not make any alterations of or additions to the Demised Premises without the prior written approval of Landlord. Said approval shall not be unreasonably withheld for nonstructural interior alterations, provided reasonably detailed plans and specifications for the work are furnished to Landlord. All such alterations and additions, as well as all fixtures. equipment. improvements and appurtenances installed in the Demised Premises (but excluding- Tenant's trade fixtures) shall, upon installation. become and remain the property of Landlord and shall be maintained by Tenant during the term hereof. and any renewals and extensions thereof. in the same good order and repair in which the Demised Premises are generally required to be maintained. Tenant shall, at the expiration of the term hereof. remove Tenant's trade fixtures and other personal property which can be removed without damage to the Demised Premises. All alterations and additions by Tenant shall be performed in accordance with the plans and specifications therefor submitted to Landlord. in a good and workmanlike manner and in conformity with all laws, regulations, rules, ordinances. and other requirements of any governmental or quasi-governmental authorities having jurisdiction.

          H. Rules and Regulations Tenant shall observe the rules and regulations annexed hereto as Exhibit "D", as the same may from time to time be amended by Landlord for the general safety, comfort and convenience of occupants and tenants of the Building.

          1. System Changes. Tenant shall not exceed the capacity of any of the electrical conductors and equipment in the Demised Premises or Building and shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to (or which might cause damage to) the plumbing system, the heating system, air-conditioning system or the electrical system servicing the Demised Premises or any other portion of the Building without the prior written consent of the Landlord, and in the event such consent is granted. all costs in connection with such replacements. changes or additions shall be paid for by Tenant in advance.

          10. Subletting and Assigning: Mortgages

          A. General Restrictions. Tenant shall not assign this Lease or sublet all or any portion or portions of the Demised Premises without obtaining Landlord's prior written consent thereto, which consent, if given, will not release Tenant from its obligations hereunder unless expressly so stated in the consent and will not be deemed a consent to any further subletting or assignment. Tenant shall furnish to Landlord, in connection with any request for such consent, reasonably detailed information as to the identity and business history of the proposed assignee or subtenant, as well as the proposed effective date of the assignment or sublease. If Landlord consents to any such subletting or assignment, it shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment, in form and substance approved by Landlord, be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder. Tenant shall not mortgage or encumber this Lease. Any profit made by Tenant from such assignment or subletting shall be paid by Tenant to Landlord.

          B. Affiliates. Landlord shall not unreasonably withhold its consent to an assignment of this Lease or to a subletting of all or any portion of the Demised Premises to a corporate affiliate of Tenant, for the uses permitted in this Lease. For purposes hereof, the term corporate affiliate shall mean a business entity or corporation that controls or is controlled by, or is under common control with, Tenant. The word "control" means the right and power, direct or indirect, to direct or cause the direction of the management policies of an entity-,, through ownership of voting, securities, contract or otherwise.

          11. Fire or Other Casualty. In the event of damage to the Demised Premises or those portions of the Building PTOvidin2 access or essential services thereto. by fire, hurricane or other casualty, Landlord shall at its expense cause the damage to be repaired to a condition as nearly as practicable to that existing prior to the damage. with reasonable speed and diligence. Landlord shall not however. be obligated to restore or rebuild the Demised Premises to a condition in excess of that in which it was delivered from Landlord to Tenant as specified in Paragraph 6 hereof. nor in an, event to repair, restore or rebuild any of Tenant's property or any alterations or additions made by Tenant after commencement of the term hereof. To the extent and for the time that the Demised Premises are thereby rendered untenantable. the rent shall proportionately abate unless the damage was due to the negligence of Tenant. In the event the damage shall involve the Building generally and shall be so extensive that Landlord shall decide not to repair or rebuild the Building. or if any mortgagee of the Building shall not permit the application of adequate insurance proceeds for repair or restoration of the Building, or if the casualty of the Building shall not be of a type insured against under standard fire policies with extended type coverage. this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within sixty (60) days thereof. be terminated as of a date specified in such notice (which shall not be more than thirty (30) Davis thereafter) and the rent (taking into account any abatement as aforesaid) shall be prorated to the termination date and Tenant shall thereupon promptly vacate the Demised Premises.

          12. Liability.

          A. Damage in General. Tenant agrees that Landlord and its respective officers, employees and agents. shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injure or damage to or loss of personal property in or about the Demised Premises c,;- Building, from any cause whatsoever, unless such damage. loss or injury results from the gross negligence or willfulness of Landlord or its officers, employees or agents. Landlord and its officers, employees and agents shall not be liable to Tenant for any such damage or loss whether or not such damage or loss results from the gross negligence, or willfulness, to the extent Tenant is compensated therefor by Tenant's insurance or could have obtained insurance at customary rates to cover such damage or loss.

          B. Indemnity. Tenant shall defend. indemnify and save harmless Landlord and its agents and employees against and from all liabilities. obligations. damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following which shall occur during the term of this Lease or during any period of time prior to the commencement date hereof when Tenant may have been given access to or possession of all or any part of the Demised
     Premises:

          (I.) any work or act done in. on or about the Demised Premises or any licensees or part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, invitees;

          (2.) any negligence or other wrongful act or omission on the part of Tenant or any of its agents. contractors. subcontractors. servants. employees. subtenants, licensees or invitees;

          (3.) any accident, injury or damage to any person or property occurring in. on or about the Demised Premises or any part thereof, unless caused by the gross negligence of Landlord. its employees or agents: and

          (4.) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

          13. Eminent Domain. If all or any part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority. Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that my be awarded as damages or paid as a result of any such condemnation or purchase. and all rights of the Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not. however. deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord. Upon the date the right to possession shall vest in the condemning authority. this Lease shall cease and terminate with rent prorated to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Notwithstanding the foregoing, if the condensation does not affect the tenantabilitv of the Demised Premises, Landlord may,. at its sole option, continue this Lease in full force and effect.

          14. Insolvency. (a) The appointment of a receiver or trustee to take possession of all or a substantial portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless, in the case of involuntary proceedings, the same shall be dismissed within sixty, (60) days after institution). or (d) any execution issued against a significant portion of the assets of Tenant or against Tenant's leasehold interest hereunder which is not stayed or discharged at least twenty (20) days prior to a scheduled execution sale, shall constitute a breach of this Lease by Tenant.
     Landlord, in the event of such a breach, shall have, without need of further notice, the rights enumerated in Section 15 herein.

          15. Default,

          A. Events of Default. If Tenant shall fail to pay minimum Rent. Additional Rent or any other s= payable to Landlord hereunder when due. or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease within ten (10) days (or such longer period as is reasonably required to correct any such default, but not more than thirty ('30.) days, provided Tenant promptly commences and diligently continues to effectuate a cure) after written notice thereof by Landlord, or if any of the events specified in Paragraph 14 hereof occur. or if Tenant vacates or abandons the Demised Premises during- the term hereof or removes or manifests an intention to remove any substantial portion of Tenant's code or property. therefrom other than in the ordinary and usual course of Tenant's business. or in the event Tenant's interest under this Lease is assigned by operation of law without Landlord's acceptance thereof. - if any of Tenant's property or goods in the Demised Premises are seized or impounded by legal authority, then. and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof. may at any time thereafter: upon five (5) days' notice to Tenant. declare to be immediately due and payable, on account of the rent and other charges herein reserved for the balance of the term of this Lease (taken without regard to any early termination of said term on account of default). a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

          (2.) whether or not Landlord has elected to recover the Accelerated Rent Component. terminate this Lease on at least five (5) days' notice to Tenant and. on the date specified in said notice. this Lease and the term hereby demised and all rights but not obligations of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

          B. Accelerated Rent Component. For purposes hereof. the Accelerated Rent Component shall mean the aggregate of-.

          (I.) all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component,

          (2.) the Minimum Rent reserved for the then entire unexpired balance of the term of @s Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord's election to recover the Accelerated Rent Component. discounted to present value at the then existing prime rate of Wachovia National Bank or its successor; and

          (').) Landlord's good faith estimate of all charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall not be capable of precise determination as aforesaid (and for such purposes no estimate of any component of Additional Rent to accrue pursuant to the provisions of Paragraph 4 hereof shall be less than the amount which would be due if each such component continued at the highest monthly rate or amount in effect during the twelve (12) months immediately preceding the default) discounted to present value at the then existing prime rate of Wachovia National Bank or its successor.

          C. Re-entry. In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may, without further notice, enter upon and repossess the Demised Premises, by summary proceeding( ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have. hold and enjoy the Demised Premises and the rents and profits therefrom. Landlord may, in its own name, as agent for Tenant. if this Lease has not been terminated, or in its own behalf. if this Lease has been terminated, relet the Demised Premises or any part thereof for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and provisions (which may include concessions or free rent) as Landlord 'in its sole discretion may determine. Landlord may, in connection with any such relenting, cause the Demised Premises to be redecorated. altered. divided. consolidated with other space or otherwise changed or prepared for reletting. No reletting-shall be deemed a surrender and acceptance of the Demised Premises.

          D. Continuing, Liability. Tenant shall. with respect to all periods of time up to and including the expiration of the term of this Lease (or what would have been the expiration date in the absence of default or breach) remain liable to Landlord as follows:

          (I.) in the event of termination of this Lease on account of Tenant's default or breach. Tenant shall remain liable to Landlord for damages equal to the rent and other charges payable under this Lease b,,- Tenant as if this Lease were still in effect, less the net proceeds of any relenting after deducting all costs incident thereto (including- without limitation all repossession costs. brokerage-e and management commissions. operating and legal expenses annual tees, alteration 0 costs and expenses of preparation for reletting) and to the extent such damages shall not have been recovered by Landlord by virtue of payment by Tenant of the Accelerated Rent Component (but without prejudice to the night of Landlord to demand and receive the Accelerated Rent Component), such damage shall be payable to Landlord monthly upon presentation to Tenant of a bill for the amount due: and

          (2.) in the event and so long as this Lease shall not have been terminated after default or breach by Tenant, the rent and all other charges payable under this Lease shall be reduced by the net proceeds of any reletting by Landlord (after deducting all costs incident thereto as above set forth) and by any portion of the Accelerated Rent Component paid by Tenant to Landlord, and any amount due to Landlord shall be payable monthly upon presentation to Tenant of a bill for the amount due.

          E. Credit. In the event Landlord shall, after default or breach by Tenant, recover the Accelerated Rent Component from Tenant and it shall be determined at the expiration of the term of this Lease (taken without regard to early termination for default) that a credit is due Tenant because the net proceeds of relating, as aforesaid, plus the amounts paid to Landlord by Tenant exceed the aggregate of rent and other charges accrued in favor of Landlord to the end of said term. Landlord shall refund such excess to Tenant. without interest, promptly after such determination.

          F. No Duty to Relet. Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

          G. Additional Rights. As a cumulative and alternative remedy of Landlord in the event of termination of this Lease by Landlord following any breach or default by Tenant, Landlord, at its option, shall be entitled to recover damages for such breach in an amount equal to the Accelerated Rent Component (determined from and after the date of Landlord's election under this subsection (G) less the discounted present value of the fair rental value of the Demised Premises for the remainder of the term of this Lease (taken without regard to the early termination), and such damages shall be payable by Tenant upon demand. All remedies set forth in this
     Section 15 shall be in addition to any other remedies provided by law.

          H. Bankruptcy. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain as damages incident to a termination of this Lease, in any bankruptcy, reorganization or other court proceedings. the maximum amount allowed by any statute or rule of law in effect when such damages are to be proved.

          I. Overdue Payments. If rent or any other sum due from Tenant to Landlord shall be overdue for more than fifteen (15) days after the due date. it shall thereafter bear interest at the rate of eighteen percent (I 8%) per annum (or, if lower. the hi2hest le2al rate) until paid.

          16. Subordination.

          A. General. This Lease is and shall be subject to and subordinate to all ground or underlying- leases of the entire Building and to all mortgages which may now or hereafter be secured upon the Building and/or Land. and to all renewals, modifications, consolidations, replacements and extensions thereof This clause shall be self-operative and no further instrument of subordination shall be required by any lesser or mortgagee. but in confirmation of such subordination. Tenant shall execute, within fifteen (15) days after request, any certificate that Landlord may reasonably require acknowledging such subordination. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action. and in such case, this Lease shall continue in full force and effect at the option of the party holding the superior lien or interest and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment. If Landlords shall so request. Tenant shall send to any mortgagee or ground lessor or lessor of the entire Building designated by Landlord. a copy of any notice given by tenant to Landlord alleging a material breach by Land lord in its obligations under this Lease. The foregoing provisions concerning subordination shall be subject to the further limitation that this Lease shall not be subordinated to any mortgage other than a first mortgage unless the holder of such first mortgage shall consent thereto.

          B. Rights of Mortgagee. In the event of any act or omission of Landlord which would give Tenant the right. immediately or after lapse of a period of time. to cancel or terminate this Lease, or to claim a partial or total eviction. Tenant shall not exercise such right:

          (I.) until it has given written notice of such act or omission to the holder of each such mortgage and ground lease or underlying lease of the entire Building whose name and address shall previously have been furnished to Tenant in writing; and

          (2.) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled, under this Lease or otherwise. after similar notice. to effect such remedy).

          C. Non-disturbance Agreement. The subordination of this Lease and of Tenant's leasehold interest hereunder to the lien of any mortgage, ground lease or other encumbrance hereafter placed on the Demised Premises is conditioned upon execution and delivery by such mortgagee, ground lessor or other encumbrancer to the Tenant of an agreement in form acceptable to Landlord and the holder of such superior lien and in recordable form, under which such mortgagee, around lessor or other encumbrancer (for itself, its successors and assigns, and for anyone asserting title to, or right to possession of, the Demised Premises under the remedies afforded by the mortgagee, ground lease or other encumbrance). shall covenant and agree for the benefit of Tenant. its successors and assigns:

          (I.) to take no action to interfere with the possession and use of the Demised Premises by Tenant. its successors and assigns and/or Tenant's rights hereunder, except to the extent permitted to Landlord by the express provisions of this Lease: and

          (2.) upon any, foreclosure sale or other sale, the purchaser shall become the Landlord under this Lease and agrees to be bound by all of its terms, provided Tenant attorns to such purchaser.

          17. Reservations in Favor of Landlord All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof. any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts. pipes, conduits, fan rooms. ducts. electric or other utilities. sinks or other Building facilities, and the use thereof. as well as reasonable access thereto throu2h the Demised Premises for the purposes of operation, maintenance. decoration and repair, are reserved to Landlord.

          18. Notices. All bills. statements, notices or other communications given hereunder shall be deemed sufficiently . given or rendered only if in writing delivered personally or sent by certified mail, return receipt requested, postage prepaid, as follows:

If to Tenant
Envirometrics, Inc.
Attn:
Faber Place Drive Suite 201
North Charleston, South Carolina 29405

                       If to Landlord: LPC of S.C.. Inc.
                            Attn: C. G. Whitmire, Jr.
                               Post Office Box 789
                      Greenville. South Carolina 29602-0789

Copy to:                                    Liberty Properties Group, Inc.
                                            Attn: Peggy Campbell
                                            4055 Faber Place Drive
                                            Charleston.  South Carolina 29405

          or to such other person or place as a party may designate by notice as aforesaid. Notice by mail shall be deemed given on the date or receipt as shown on the return receipt. Notices requesting after-hours Building services may be given. in writing by Tenant to' the Building superintendent designated by Landlord for such purposes.

          19. Holding Over. Should Tenant wrongfully continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, except on expiration of the term of this Lease or any renewal or renewals thereof occasioned by default, such tenancy shall (without limitation on any of Landlord's rights or remedies therefor) be one at sufferance from month to month at a minimum monthly rent equal to twice the total Minimum Rent and Additional Rent payable for the last month of the term of this lease prior to the holdover. The foregoing right to recover double rent shall not apply if Tenant shall experience any unavoidable delay in moving due to strikes. accidents or acts of God. not in excess of fifteen (I 5) days.

          20. Waiver of Subordination. Each party hereto hereby, waives any and every claim which arises or which may arise in its favor and against the other party hereto during the term of this Lease or any extension or renewal thereof for-any and all loss of. or damage to, any of its property located within or upon or constituting a part of the Building. to the extent that such loss or damage is recovered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waiver of claims. Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

          21. Rent Tax. If, during the term of this Lease or any renewal or extension thereof. any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor. Tenant will pay each month, as Additional Rent. a sum equal to such tax or charge that is imposed for such month. but nothing herein shall be taken to require Tenant to pay any income. estate, inheritance or franchise tax imposed upon Landlord.

          22. Prior Agreements, Amendments. This Lease constitutes the entire agreement between the parties relating to the subject matter contained herein. Neither party hereto has made any representations or promises except as contained herein. This Lease supersedes all prior negotiations. agreements, informational brochures, letters, promotional information and other statements and materials made or furnished by Landlord or its agents. No agreement hereinafter made shall be effective to change. modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge is sought. No agent or employee of Landlord has authority to make or offer any modification or amendment hereof except as provided herein.

          23. Captions. The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof

          24. Mechanic's Liens. Tenant shall, within twenty (20) days after notice from Landlord, discharge or bond against any mechanic's lien for material or labor or other 'reason for which mechanic's liens may be filed claimed to have been furnished to the Demised Premises on Tenant's behalf (except for work contracted for by Landlord) and shall indemnify, defend and hold harmless Landlord from any loss incurred in connection therewith. If Tenant fails to do so. Landlord may secure such discharge or bond without liability to Tenant and all amounts paid and costs incurred therein by Landlord shall be payable by Tenant to Landlord as Additional Rent with the next due installment of Minimum Rent.

          25. Landlord's Right to Cure. Landlord may (but shall not be obligated), on five (5) days' notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of, and without liability to, Tenant any default hereunder by Tenant. and the cost of such cure (including any attorney's fees incurred) shall be deemed Additional Rent payable upon demand.

          26. Public Liability Insurance. Tenant shall at all times during the period in which it has any occupancy rights in the Demised Premises, maintain in full force and effect comprehensive public liability insurance. naming Landlord and its Building management firm. if any. as additional insureds, covering injury to persons in amounts at least equal to $1.000,000 for bodily injury or death to any one person, $1.000,000 for any one occurrence. and $500.000 for property damage. occurring in or about the Demised Premises. Tenant shall deliver to Landlord duplicate originals or certificates ' of such insurance at or prior to the date Tenant shall make any entry into the Demised Premises. together with evidence of paid up premiums. and shall deliver to Landlord renewals thereof at least thirty
     (30) days prior to expiration. All such policies of insurance shall provide that they shall not be canceled or amended without at least twenty (20) days' prior notice to Landlord.

          27.  Estoppel  Statement.  Tenant shall from time to time.  within ten
     (10) days after request by, Landlord. execute. acknowledge and deliver to Landlord a statement. which may be relied upon by Landlord or any proposed mortgagee or ground lessor, certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification). the dates to which rent and other charges have been paid, and whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder or whether Tenant has any claims or demands against Landlord (and. if so. the default. claim and/or demand shall be specified).

          28. Quiet Enjoyment. Tenant. upon payment of all rent and performance of all obligations imposed under this Lease, shall have the peaceful and quiet enjoyment of the Demised Premises without hindrance or disturbance by Landlord or those claiming by, through, or under Landlord, subject, however, to the terms of the Lease and to any mortgagee or lease which is superior to this Lease.

          29. Brokers. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Lease and that there are no claims for commissions or finders fees in connection herewith and agrees to indemnify and hold Landlord harmless from any and all cost or liability for compensation claimed by an broker or agent employed by Tenant or claiming to have been engaged by Tenant in connection with this Lease.

          30. Certain Meanings, Limitation of Liability-,,.

          A. Tenant. The word "Tenant" as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals. men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require. bind and inure to the benefit of Tenant and its successors and assigns, provided that this Lease shall not inure to the benefit of any assignee of Tenant except upon the express written consent of Landlord as herein provided.

          B. Landlord. Mortgagee-. The term "Landlord" as used in this Lease means the fee owner of the Building or. if different. the party holding and exercising the right. as against all others (except space tenants of the Building) to possession of the entire Building. Landlord above-named represents that it is the fee owner as of the date hereof. In the event of the voluntary or involuntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue and Tenant shall look solely to such successor-in-interest for the performance of the covenants and obligations of the Landlord hereunder which shall thereafter accrue. The liability of Landlord and its successors-in-interest, under or with respect to this Lease, shall be strictly limited to and enforceable only out of its or their interest in the Buildings. and shall not be enforceable out of any other assets. No mortgagee or around lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessor rights) shall: (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord- (iii) be bound by any amendment of this Lease made without its written consent. or by payment by Tenant of rent in advance in excess of one (1) month's rent; (iv) be liable for any security not actually received by it: or (v) be liable for an initial construction of the Improvements to be made to the Demised Premises. Subject to the fore-foregoing,. the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

          Miscellaneous.

          A. Nonwaiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements. terms, covenants, conditions or obligations of this Lease. or to exercise any right. remedy or election herein contained. shall not be construed as a wavier or relinquishment in the future of such performance or exercise. but the same shall continue and remain in full force and effect with respect to any subsequent breach. act or omission.

          B. Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the correct Minimum Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction. and Landlord may accept and negotiate .3uch check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided. No term or condition to the contrary set forth on such check or payment shall be effective or valid to any extent.

          C. Requested Modifications. If. in connection with obtaining, continuing or renewing financing for which the Building or the Demised Premises or any interest therein represents collateral in whole or in part. a banking. insurance other lender (even if the lender is Landlord) shall require modifications of this Lease as a condition of such financing. Tenant hereby expressly agrees to consent to any such required changes or modifications to this Lease. except such as would alter the amount of Minimum Rent or the term hereof or substantially impair Tenant's use and enjoyment of the Demised Premises for the uses permitted herein.

          D. Partial Invalidity. If any of the provisions of this Lease, or the application thereof to any person or circumstances. shall. to any extent.
     be invalid or unenforceable, the remainder of this Lease. or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable. shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          E. Common Facilities. Tenant and its agents. employees and invitees, shall have the right to use, in common-non with all others granted such rights by Landlord, in a proper and lawful manner, the common walkways and sidewalks on the Land, the common entranceways, elevators and lobbies furnshing, access to the Demised Premises, and the common lobbies. hallways and toilet rooms on the floors on which the Demised Premises are located. Such use shah be subject to such reasonable rules, regulations and requirements as Landlord may from time to time prescribe with respect thereto.

          F. Governing. Law-. This Lease shall be governed in all respects by the laws of the State of South Carolina.

          32. Parking Landlord shall provide and maintain parking,-, areas in -good condition in common with other tenants in the Building. Landlord reserves the right to control the method. manner and time of park-in-. to designate or assign specific spaces to Tenant and to designate areas where tenants employees working regularly in the Building must park. Tenant shall require its employees to abide by any such rules.

          33. Effectiveness of Lease. The submission of this Lease for examination does not constitute a reservation or offer of nor an option for the Demised Premises or any other space within the Building and shall vest no right in either party. This Lease shall not be binding nor become effective to any degree unless and until it is fully executed and delivered by both parties.

          34. Rent A Separate Covenant. Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations.

          35. Joint And Several Liability. If two

          A. or more individual corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation. partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or -general law, subject to personal liability, the liability of each such member shall be joint and several.

          36. Corporate Tenancy. If Lessee is a corporation. the undersigned officer of Lessee hereby warrants and certifies to Lessor that Lessee is a corporation in good standing and is authorized to do business in the State of South Carolina. The undersigned officer of Lessee hereby further wan-ants and certifies to Lessor that he or she as such office, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto.

          37. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord. Landlord shall not be liable or responsible for. and there shah be excluded from the computation of any such period of time. any delays due to strikes. riots, acts of God. shortages of labor or materials, theft. fire. public enemy, injunction. insurrection, court order. requisition of other governmental body or authority. war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever are beyond the control of Landlord.

          IN WITNESS WHEREOF. the parties hereto have caused this Lease to be executed by their duly authorized representatives the day and year first above written.

                                                          TENANT:
                                                           ENVIROMETRICS, INC
                                                           By:
                                                       Its:

LANDLORD:
LPC of S.C.. Inc.
By:
Its:
WITNESS:



                              SCHEDULE OF EXHIBITS

EXHIBIT                    CONTENTS

A                          FLOOR PLAN

A-1                        LANDLORD'S WORK

B                          RENT SCHEDULE

c                          CONFIRMATION OF LEASE TERM

D                          BUILDING AND REGULATIONS

E                          JANITORIAL SPECIFICATIONS



                                                WORK LETTER


     1. Prior to the Commencement Date, Landlord shall, at its sole cost and expense, do the work (herein called the "Work") necessary to furnish and install within the Premises in accordance with the Working, Drawings (defined below) to be prepared by the Landlord and approved in writing, by the Tenant, the following Building Standard Tenant Improvements and Allowances (hereinafter referred to as "Build Standard") and any Tenant's Non-Standard Work are collectively referred to herein as the "Leasehold Improvements":

         A.       BUILDING STANDARD TENANT IMPROVEMENTS

     1. CEILINGS Lay-in acoustical tile ceiling system (24" x 24" tile material suspension system with cross "Ts") in pattern indicated on ceiling plan as it is developed.

     2. HEATING, VENTILATION, AND AIR CONDITIONING Heating, ventilating and air conditioning (HVAC) system on each floor. HVAC system consists of packaged, roof-mounted, cooling only, variable air volume air conditioning units (one unit for each floor); primary duct system from roof mounted units to variable air volume (VAV), or fan-powered variable air volume (FPVAV) terminal units: secondary duct system from each VAV or FPVAV terminal unit to air distribution devices (diffusers, registers and grilles). Landlord's HVAC system will provide conditioned air in quantities necessary to support typical office use occupancy (one person per 150 square feet two watts per square foot lighting, one watt per square foot miscellaneous sensible heat load for office equipment).

     3. TOILET ROOMS Centrally located toilet rooms on each floor, including all
plumbing  fixtures,  toilet  accessories,   lighting,  wall,  floor  an  ceiling
finishes.

     4. ELECTRICAL, TELEPHONE, AND JANITOR CLOSETS Electrical, telephone, and janitor closets will be provided on each floor.

     5. TENANT FINISH See attached Contractor's Work Letter.



OFFICE: (803)566-0656                                       FAX-. (803)566-1210
                                       CONTRACT PROPOSAL

JANUARY 4,1996

LIBERTY        PROPERTIES
ATTN.:         BOB CALDWELL

     Premises below described: Carolina Services, Inc. (here inafter known as Contractor), hereby proposed to perform the following work, and to furnish necessary material, labor and workmanship to install, construct and place the improvement according to do following specification terms and condition on the premises below described.

JOB.  FABER PLACE, 4055 FABER PLACE DR. 2ND FLR -TRICO

Contractor submits the specification and estimates for the following:

     CONSTRUCT WALLS AS PER PLANS IN Rm. 104 AND 109. WALLS TO BE 3 5/8 Metal Studs WITH1/2' DRYWALL BOTH SIDES BUILT FLOOR TO WIDER SIDE OF CEILING GRID, FURNISH AND INSTALL FOUR HOLLOW METAL DOORS FRAMES AND SOLID CORE BIRCH VENEER DOOR WITH HARDWARE AND FINISH TO MATCH EXISTING. RM. 104 AND 109.FURNISH AND INSTALL TWO WOOD FRAME FIXE GLASS WINDOWS IN ROOM 109. PAINT WALL TWO COATS FLAT LATEX COLOR TO BE SELECTED WINDOW AND DOOR FRAMES TWO COATS SEMI GLOSS COLOR TO BE SELECTED DOORS T\STAINED TO MATCH EXISTING AND REMOVE. AND REPLACE CARPET IN RM. 10 1, 102,103,104,105,107AM 109. REMOVE AND REPLACE ALL COVE BASE. RELOCATE AND/OR ADD FOUR SPRINKLER HEADS, ELECTRICAL -RELOCATE TWO 2/4 LIGHTS ADD FOUR
2.4 LIGHTS TOMATCH EXISTING ADD FOUR SWITCHES ADD FIVE OUTLETS

                                                     TOTAL $14.599.00



                                   EXHIBIT ""

                                  RENT SCHEDULE

     Minimum Rent during the Lease Term and each renewal period shall be as follows for approximately 9,094 square feet of space:

                                   Suite 201
                                   6,243 SF
Effective Dates            Rate       Annual        Monthly
02/01/96 - 01/31/97       $14.00    $87,402.00     $7,283.50
02/01/97 - 01/31/98       $15.50    $96,766.50     $8,063-88
02/01/98 - 01/31/99       $16.12   $100,637.16     $8,386.43



                                   Suite 210
                                   2,851 SF
Effective Dates        Rate          Annual        Monthly
02/01/96 - 01/31/97   $16.00       $45,616.00     $3,801.33
02/01/97 - 01/31/98   $16.64       $47,440.64     $3,953.39
02/01/98 - 01/31/99   $17.31       $49,350.81     $4,112.57

                        Combined Suites 201 &
                               9,094 SF
Effective Dates        Rate          Annual        Monthly
 02/01/96 -           $14.63      $133,018.00    $11,084.83
 01/31/97
 02/01/97 -           $15.86      $144,207.14    $12,017.26
 01/31/98
 02/01/98 -           $16.49      $149,987.97    $12,499.00
 01/31/99



                                    EXHIBIT C

                           CONFIRMATION OF LEASE TERM


     AGREEMENT made this 17 day of January, 1996, by and between LPC of S.C., Inc., (hereinafter referred to as "Landlord") and Trico Envirometrics, Inc. (hereinafter referred to as "Tenant").

                                   WITNESSETH:

     WHEREAS, under a lease dated the day of January, 1996, between Landlord and Tenant (the "Lease"), Tenant leased from Landlord certain space containing approximately 9,094 square feet on the 2nd floor in Landlords building at 4055 Faber Place Drive, North Charleston, South Carolina, upon the terms and conditions set forth in the Lease; and

     WHEREAS, the Lease provides that the parties shall execute a confirmation of certain information when the commencement date of the term has beer determined;

     NOW, THEREFORE the parties hereto confirm that the Rent Commencement Date is Feb 1, 1996 and the Term Commencement Date is Feb 1, 1996 the Lease Term shall continue until midnight on the 31 day 1999 unless sooner terminated as provided in the Lease.

     Tenant acknowledges that it is in possession of the Demised Premises pursuant to the Lease that rent the amount specified in the Lease has begun accruing, in accordance with the terms of the Lease; that said premises, as completed, have been accepted by Tenant as being- in accordance with the terms of the Lease except as follows:

     Landlord and Tenant both acknowledge that as of the date hereof, the Lease is in full force by the other under the Lease except as follows:

     This Memorandum is hereby incorporated into and made part of the Lease. IN WITNESS WHEREOF, the parties hereto have caused this document to be duly executed the day and year first above written. LANDLORD: TENANT: LPC of S.C., Inc. Envirometrics. Inc.


                         BUILDING RULES AND REGULATIONS

     1. The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents. or used by them for purposes other than ingress or egress to and from their respective suites.

     All safes or other heavy articles shall be carried up or into the leased premises only, at such times and in such manner shall be prescribed by the Landlord. and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article. Any damage done to the Building by taking in or removing, any safe or from overloading any floor in any way shall be paid by the Tenant. The cost of repairing or restoring any part of the Building which shall be defaced or injured by a tenant, its agents, invitees or employees, shall be paid for by the tenant.

     2. Landlord shall have the right to approve all contractors' representatives and installation technicians rendering any contract service on or to the leased premises for the tenant before performance. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment computer equipment, electrical devices and attachments and installations of any nature affecting, floors, walls, woodwork, windows, ceilings, equipment or any other physical portion of the Building.

     3. Landlord shall furnish a reasonable number of door keys to Tenant's Demised Premises and/or Building, which shall be surrendered on termination of the Lease. Landlord reserves the right-ht to require a deposit for such keys to insure their return at the termination of the Lease. Tenant shall -et keys only from Landlord and shall not obtain duplicate keys from any outside source. Further. Tenant shall not alter the locks or effect any substitution of such locks as are presently being- used in Tenant's Demised Premises or the Building. No additional locks shall be placed upon any doors without the written consent of the Landlord. All keys shall be surrendered upon the termination of a lease.

     4. No windows or other openings that reflect or admit light into the corridors or passageways, or to any other place in the Building, shall be covered or obstructed BV any of the tenants.

     5. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the tenant.

     6. No person shall disturb the occupants of the Building, by the use of any musical instruments, the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use. No dogs or other animals or pets of any kind will be allowed in the Building.

     7. No bicycles or similar vehicles will be allowed in the Building.

     8. Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

     9. Tenant shall not be permitted to use or to keep in the Building any kerosene. camphene, burning, fluid or other illuminating- materials, or to bum any article or material (except ordinary smoking tobacco products).

     10. If any tenant desires telegraphic. telephonic or other electrical connections, Landlord or its agents will direct the electricians as to where and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted. 26

     11. No portion of the Building shall be used for the purpose of lodging rooms or for any immoral or unlawful purposes.

     12. The delivery of supplies to tenants in the Building will be permitted only in a manner and at times approved by the Lessor.

     13. All entrance doors leading from the hallways are to be kept closed at all times.

     14. Landlord reserves the right at all times to exclude newsboys, loiterers. vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building- outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but not be liable for the granting or refusal of such access.

     15. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building- and its tenants.

     16. No wires of any kind or type (including but not limited to TV and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building, without Landlord's prior written consent.

     17. If the Demised Premises are furnished with carpeting, Tenant shall provide a Plexiglas or comparable carpet protection mat for each desk chair customarily used by Tenant. For default or carelessness in these respects, Tenant shall pay Landlord the cost of repairing- or replacing said carpets, in whole or in part, as Additional Rent when, in Landlord's sole judgment, such repair or replacement is necessary.

     18. No smoking is allowed in the interior common areas of the Building. Smoking may be permitted in designated exterior areas on the Property.


               SPECIFICATIONS FOR CLEANING AND JANITORIAL SERVICES
DAILY:

     1. All desks and other furniture will be dusted with specially treated dust cloths.

     2. All window sills, chair rails, baseboards. molding, partitions, picture frames under six feet in height will be hand dusted and wiped clean.

     3. All floors will be dust mopped with specially treated dust mops.

     4. All bright metal work will be maintained and kept in a clean, polished condition.

     5. All drinking fountains will be thoroughly cleaned and sanitized.

     6. All stairways will be vacuumed or mopped as needed.

     7. Replacement of light bulbs as needed.

     8. All elevators will be wet mopped, once coat of finish applied to floor and machine buffed. If floors are carpeted, carpet will be vacuumed nightly. Interior of cabs will be wiped clean and all metal hardware polished.

     9. Empty, clean and dust all wastepaper baskets, ash trays, receptacles, etc.

     10. Remove trash and wastepaper to designated areas.

     11. Carpeting and rugs to be vacuumed nightly.

     12. All tile floors in all areas will maintain a satin finish. Trafficked areas to receive regularly programmed floor maintenance to insure luster and remove black marks and scuffs.

LAVATORIES

     1. Floors to be swept and washed, using- antiseptic liquid detergent.

     2. Bowls, urinals and bases will be cleaned nightly. A safe antiseptic and deodorant bowl cleaner will be used.

     3. All metal and mirrors will be cleaned and polished.

     4. Fill and maintain mechanical operations of all tissue, towel. soap and sanitary napkin dispensers. Materials to be supplied from contractor's stock.

     5. Remove wastepaper and refuse.

WEEKLY:

     1.  Spot clean all interior partition -glass as required.

     2. Remove fingerprints. smudges and scuff marks from all vertical and horizontal surfaces (doors, walls, sills) under six feet in height.

     3. Wash and refinish resilient floors in public areas, strip, wax and polish as needed.


MONTHLY:

     1. Polish and buff (no wax) resilient floors in tenant areas as needed.

     2. Dust all  louvers,  grills  and other  than  flush  light  fixtures.

OUARTERLY:

     1. Dust clean all vertical surfaces; such as walls, partitions, doors, etc. not reached in nightly cleaning.

EVERY FOUR MONTHS:

     Wax and buff all resilient flooring in tenant areas, or as needed. Floors shall be stripped, rewaxed and buffed when required. Unusual traffic conditions will receive special attention.

EVERY SIX MONTHS:

     1. Dust and damp wipe all ceiling vents.

     2. Wash windows, inside and out.